Exhibit 23.4

Consent of Austin Associates, LLC

We hereby consent to the inclusion of our opinion letter dated June 20, 2013 to the Board of Directors of Indebancorp as Annex C to the Prospectus/Proxy Statement of Croghan Bancshares, Inc. (“Croghan”) and Indebancorp, relating to the proposed merger of Indebancorp with and into Croghan, which Prospectus/Proxy Statement is part of the Registration Statement on Form S-4 of Croghan, and to the references to our firm and such opinion therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Toledo, Ohio	Austin Associates, LLC
July 23, 2013
/s/ Austin Associates, LLC